NYSE: GTN
Gray Media, Inc.
Quarterly Update Deck

May 8, 2025

Reflects March 2025 Quarterly
and 2024 Full-Year Results



Gray Media, Inc.

A multimedia company headquartered in Atlanta, Georgia, Gray Media, Inc. ("Gray Media," "Gray," or the "Company") owns local television stations and digital assets serving 113 television markets that collectively reach approximately 37 percent of US television households. The portfolio includes 78 markets with the top-rated television station and 99 markets with the first and/or second highest rated television station during 2024 according to Comscore, as well as the largest Telemundo Affiliate group with 44 markets.

The company also owns Gray Digital Media, a full-service digital agency offering national and local clients digital marketing strategies with the most advanced digital products and services. Gray's additional media properties include video production companies Raycom Sports, Tupelo Media Group, and PowerNation Studios, and studio production facilities Assembly Atlanta and Third Rail Studios.

This presentation contains certain forward-looking statements that are based largely on Gray Media's current expectations and reflect various estimates and assumptions by company management. These statements may be identified by words such as "estimates," "expect," "anticipate," "will," "implied," "assume" and similar expressions. In addition, statements in this presentation relating to the value and growth opportunities for revenues are based on Gray's current expectations and beliefs and therefore constitute forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties which in some instances are beyond Gray's control, including estimates of future revenue, future expenses and other future events.

Gray is subject to additional risks and uncertainties described in the company's quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the "Risk Factors," and management's discussion and analysis of financial condition and results of operations sections contained therein. Any forward-looking statements in this presentation should be evaluated in light of these important risk factors. This presentation reflects management's views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this presentation beyond the published date, whether as a result of new information, future events or otherwise.

Gray Media's 1Q25 Results Compare Favorably to Guidance

	Guidance Issued Feb 27, 2025	Reported Results First Quarter 2025
Core Revenue: *In-Line with Guidance*	$342 - $347	$344
Retransmission Revenue: *Above High-End of Guidance*	$375 - $377	$379
Total Revenue: *Above High-End of Guidance*	$764 - $775	$782
Broadcasting Expense: *Below Low-End of Guidance*	$582 - $587	$577
Production Companies Expense: *Below Low-End of Guidance*	$21 - $22	$20
Corporate Expense: *Below Low-End of Guidance*	$33 - $35	$32

Amounts shown in millions of dollars. Gray provided Guidance in our 4Q24 earnings press release issued on February 27, 2025. Consistent with that release, Expenses exclude depreciation, amortization and gain or loss on disposal of assets.

Select Operating Results

($ in Millions)	Quarter Ending Mar. 31 2025	Quarter Ending Mar. 31 2024	Year Ending Dec. 31 2024	Year Ending Dec. 31 2023
Revenue (less agency commissions):				
Core advertising	$ 344	$ 372	$ 1,490	$ 1,514
Political advertising	13	27	497	79
Retransmission consent	379	381	1,482	1,532
Other	19	19	70	70
Total broadcasting revenue	755	799	3,539	3,195
Production companies	27	24	105	86
Total revenue	$ 782	$ 823	$ 3,644	$ 3,281
Operating expenses:				
Broadcasting	$ 577	$ 583	$ 2,317	$ 2,268
Production companies	$ 20	$ 21	$ 83	$ 115
Corporate and administrative	$ 32	$ 28	$ 104	$ 112
Net (loss) income	$ (9)	$ 88	$ 375	$ (76)
Adjusted EBITDA*	$ 160	$ 197	$ 1,162	$ 816

$3.5 Billion 1Q25 L8QA Revenue

$998 Million 1Q25 L8QA Leverage Ratio Denominator

$17 Million Debt Principal Reduction in 1Q25

5.48x Leverage Ratio at 1Q25**

2.92x First Lien Leverage Ratio at 1Q25**

Expenses exclude depreciation, amortization, impairment and loss (gain) on disposal of assets, net.
* See definition of non-GAAP terms and a reconciliation of the non-GAAP amounts to net (loss) income included herein.
** See description and calculation of Leverage Ratio Denominator, Leverage Ratio and First Lien Leverage Ratio, in each case, calculated as specified in our Senior Credit Agreement, included herein.

Commitment to Deleveraging

No Significant Maturities until 2027 (i.e., after the 2026 Political Cycle)

$520 million of debt principal reduction in 2024, and $17 million of debt principal reduction in 1Q25.

$240 million of remaining debt repurchase authorization as of March 31, 2025.



Revolver
$1,727
$1,344
$1,219
$790
$528
$30
(total)
$15
$20
2025
2026
2027
2028
2029
2030
2031
Secured
Unsecured
Revolver

As of March 31, 2025 ($ in Millions)
Undrawn $700 million Revolver (excluding $8 million of outstanding letters of credit)
Excludes $400 million of AR Securitization due March 31, 2028.

Capitalization Table

($ in millions)	3/31/25 Actual Amount	3/31/25 Actual Cumulative Leverage	12/31/24 Actual Amount	12/31/24 Actual Cumulative Leverage
Cash	$ 210		$ 135	
Revolver due 12/31/2027 (S +225) (1)	$ -	-x	$ -	-x
Term Loan D due 12/1/2028 (S + 300)	1,380	1.38x	1,395	1.38x
Term Loan F due 6/4/2029 (S + 525)	496	1.88x	498	1.87x
10.5% 1L Senior Secured Notes due 7/15/2029	1,250	3.13x	1,250	3.10x
Total outstanding principal secured by first lien	$ 3,126	3.13x	$ 3,143	3.10x
First Lien Adjusted Total Indebtedness	$ 2,916	2.92x	$ 3,008	2.97x
5.875% Senior Unsecured Notes due 7/15/2026	10	3.14x	10	3.11x
7.000% Senior Unsecured Notes due 5/15/2027	528	3.67x	528	3.63x
4.750% Senior Unsecured Notes due 10/15/2030	790	4.46x	790	4.41x
5.375% Senior Unsecured Notes due 11/15/2031	1,219	5.68x	1,219	5.61x
Total outstanding principal, including current portion (2)	$ 5,673	**5.68x**	$ 5,690	**5.61x**
Adjusted Total Indebtedness (2) (3)	**$ 5,471**	**5.48x**	**$ 5,561**	**5.49x**
Leverage Ratio Denominator		**$ 998**		**$ 1,014**
Total Liquidity (Cash + Available Revolver + Available AR Securitization)	**$ 1,002**		**$ 809**	

(1) Revolver commitment was $700 million and $680 million as of 3/31/25 and 12/31/24, respectively.

(2) Excludes $400 million and $300 million outstanding under our AR Securitization agreement as of 3/31/25 and 12/31/24, respectively and excludes $650 million of outstanding Series A preferred equity at each of 3/31/25 and 12/31/24.

(3) Includes $8 million and $6 million of outstanding undrawn letters of credit as of 3/31/25 and 12/31/24, respectively.

Non-GAAP Reconciliation

Calculation of Leverage Ratio Denominator, Adjusted Total Indebtedness, First Lien Leverage Ratio and Secured Leverage Ratio, as each is defined in our Senior Credit Agreement (Unaudited and as presented in Quarterly Report on Form 10-Q)

Calculation of Leverage Ratio, First Lien Leverage Ratio and Secured Leverage Ratio, as each is defined in our Senior Credit Agreement (Unaudited):

		Eight Quarters Ended March 31, 2025
		(in millions)
Net income	$	322
Adjustments to reconcile from net income to Leverage Ratio Denominator as defined in our Senior Credit Agreement:		
Depreciation		288
Amortization of intangible assets		298
Non-cash stock-based compensation		47
Non-cash 401(k) expense		10
Loss on disposal of assets, net		29
Gain on disposal of investment, not in the ordinary course		(110)
Interest expense		939
Gain on early extinguishment of debt		(35)
Income tax expense		106
Impairment of investments, goodwill and other intangible assets		97
Amortization of program broadcast rights		62
Payments for program broadcast rights		(63)
Pension gain		(4)
Contributions to pension plans		(4)
Adjustments for unrestricted subsidiaries		14
Adjustments for stations acquired or divested, financings and expected synergies during the eight quarter period		(1)
Transaction Related Expenses		1
Other		(1)
Total eight quarters ended March 31, 2025	**$**	**1,995**
Leverage Ratio Denominator (total eight quarters ended March 31, 2025, divided by 2)	**$**	**998**

		March 31, 2025
		(dollars in millions)
Total outstanding principal, including current portion	$	5,673
Letters of credit outstanding		8
Cash		(210)
Adjusted Total Indebtedness	**$**	**5,471**
Leverage Ratio (maximum permitted incurrence is 7.00 to 1.00)		**5.48**
Total outstanding principal secured by a first lien	$	3,126
Cash		(210)
First Lien Adjusted Total Indebtedness	**$**	**2,916**
First Lien Leverage Ratio (maximum permitted incurrence is 3.5 to 1.00) (1)		**2.92**
Total outstanding principal secured by a lien	$	3,126
Cash		(210)
Secured Adjusted Total Indebtedness	**$**	**2,916**
Secured Leverage Ratio (maximum permitted incurrence is 5.50 to 1.00)		**2.92**

(1) At any time any amounts are outstanding under our revolving credit facility, our maximum First Lien Leverage Ratio cannot exceed 4.25 to 1.00.

Quarterly Non-GAAP Reconciliations

Adjusted EBITDA (Unaudited)

Reconciliation of Adjusted EBITDA (Unaudited):

	Three Months Ended March 31,		
	2025	2024	2023
		(in millions)	
Net (loss) income	$ (9)	$ 88	$ (31)
Adjustments to reconcile from net (loss) income to Adjusted EBITDA			
Depreciation	34	36	35
Amortization of intangible assets	29	31	49
Non-cash stock-based compensation	7	6	2
(Gain) loss on disposal of assets, net	(2)	-	10
Miscellaneous (income) expense, net	(1)	(110)	2
Interest expense	118	115	104
(Gain) loss on early extinguishment of debt	(1)	-	3
Income tax (benefit) expense	(15)	31	(11)
Adjusted EBITDA	**$ 160**	**$ 197**	**$ 163**
Supplemental Information:			
Amortization of deferred financing costs	4	3	4
Preferred stock dividends	13	13	13
Common stock dividends	8	8	7
Purchases of property and equipment (1)	10	19	19
Reimbursements of property and equipment purchases (2)	-	-	-
Income taxes paid, net of refunds	-	-	-

(1) Excludes $5 million, $15 million and $91 million related to the Assembly Atlanta project in 2025, 2024 and 2023, respectively.
(2) Excludes $5 million, $5 million and $26 million related to the Assembly Atlanta project in 2025, 2024 and 2023, respectively.

Full-Year Non-GAAP Reconciliations

Adjusted EBITDA (Unaudited)

	Year Ended December 31,		
	2024	2023	2022
		(in millions)	
Net income (loss)	$ 375	$ (76)	$ 455
Adjustments to reconcile from net income (loss) to Adjusted EBITDA			
Depreciation	144	145	129
Amortization of intangible assets	125	194	207
Impairment of goodwill and other intangible assets	-	43	-
Non-cash stock-based compensation	22	20	22
Non-cash 401(k) expense	-	10	9
Loss (gain) on disposal of assets, net	20	21	(2)
Miscellaneous (income) expense, net	(117)	(7)	4
Impairment of investments	25	29	18
Interest expense	485	440	354
Gain (loss) on early extinguishment of debt	(34)	3	-
Income tax expense (benefit)	117	(6)	159
Adjusted EBITDA	**$ 1,162**	**$ 816**	**$ 1,355**
Supplemental Information:			
Pension benefit	$ 3	$ 2	$ 3
Contribution to pension plan	-	4	4
Amortization of deferred loan costs	15	12	15
Preferred stock dividends	52	52	52
Common stock dividends	32	30	30
Purchases of property and equipment (2)	97	108	172
Reimbursements of property and equipment purchases (3)	-	-	7
Income taxes paid, net of refunds	135	50	180

(2) Excludes $46 million, $240 million and $264 million related to the Assembly Atlanta project in 2024, 2023 and 2022, respectively.
(3) Excludes $9 million, $64 million and $0 million related to the Assembly Atlanta project in 2024, 2033 and 2022, respectively.

Non-GAAP Terms

In addition to results prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"), this presentation discusses "Adjusted EBITDA" a non-GAAP performance measure that management uses to evaluate the performance of the business. Adjusted EBITDA is calculated as net income (loss), adjusted for income tax expense (benefit), interest expense, loss on extinguishment of debt, non-cash stock-based compensation costs, non-cash 401(k) expense, depreciation, amortization of intangible assets, impairment of goodwill and other intangible assets, impairment of investments, loss (gain) on asset disposals and certain other miscellaneous items. We consider Adjusted EBITDA to be an indicator of our operating performance.

In addition to results prepared in accordance with GAAP, "Leverage Ratio Denominator" is a metric that management uses to calculate our compliance with our financial covenants in our indebtedness agreements. This metric is calculated as specified in our Senior Credit Agreement and is a significant measure that represents the denominator of a formula used to calculate compliance with material financial covenants within the Senior Credit Agreement that govern our ability to incur indebtedness, incur liens, make investments and make restricted payments, among other limitations usual and customary for credit agreements of this type. Accordingly, management believes this metric is a very material metric to our debt and equity investors. Leverage Ratio Denominator gives effect to the revenue and broadcast expenses of all completed acquisitions and divestitures as if they had been acquired or divested, respectively, on April 1, 2023. It also gives effect to certain operating synergies expected from the acquisitions and related financings and adds back professional fees incurred in completing the acquisitions. Certain of the financial information related to the acquisitions, if applicable, has been derived from, and adjusted based on, unaudited, un-reviewed financial information prepared by other entities, which Gray cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the accuracy of such information, or that our actual results would not differ materially from this financial information if the acquisitions had been completed on the stated date. In addition, the presentation of Leverage Ratio Denominator as determined in the Senior Credit Agreement and the adjustments to such information, including expected synergies, if applicable, resulting from such transactions, may not comply with GAAP or the requirements for pro forma financial information under Regulation S-X under the Securities Act of 1933. Leverage Ratio Denominator, as determined in the Senior Credit Agreement, represents an average amount for the preceding eight quarters then ended.

Our "Adjusted Total Indebtedness" or "Net Debt", "First Lien Adjusted Total Indebtedness" and "Secured Adjusted Total Indebtedness" in each case net of all cash, represents the amount of outstanding principal of our long-term debt, plus certain other obligations as defined in our Senior Credit Agreement for the applicable amount of indebtedness.

These non-GAAP terms are not defined in GAAP and our definitions may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such terms are used by management in addition to, and in conjunction with, results presented in accordance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP.

gray

Content • Community • Culture



4370 Peachtree Rd, NE

Atlanta, GA 30319

NYSE: GTN

www.graymedia.com